                                                                    EXHIBIT 99.3

                                            I hereby certify that this is a true
                                            and correct copy of the original.

                                                    Susan D M Supper
                                                    ----------------
                                                         Notary


__________________(Space Above This Line For Recording Data)____________________


                                   MORTGAGE

     THIS MORTGAGE ("Security Instrument") is given on July____, 2001. The
                                                       ---------------
mortgage is Robert V. Davidson and Karin A. Davidson ("Borrower"). This Security
            ----------------------------------------
Instrument is given to eMachines, Inc., which is organized and existing under
                       ---------------
the laws of Delaware  and whose address is 14350 Myford Road, Building 100,
            --------                       --------------------------------
Irvine, CA 92606 ("Lender"). Borrower owes Lender the principal sum of One
----------------                                                       ---
Hundred Eighty Thousand Dollars (U.S $ 180,000.00). This debt is evidenced by
-----------------------         ------------------
Borrower's note dated the same date as this Security Instrument ("Note") which provides for the full debt, if not paid earlier, due and payable on February 2,
                                                                    -----------
2002 and for interest at the yearly rate of zero percent. This Security
----                                        ----
Instrument secures to Lender: (a) the repayment of the debt evidenced by the Note, with interest, and all renewals, extensions and modifications of the Note:
(b) the payment of all other sums, with interest, advanced under paragraph 7 to protect the security of this Security Instrument: and (c) the performance of Borrower's covenants and agreements under this Security Instrument and the Note. For this purpose, Borrower does hereby mortgage, grant and convey to Lender, with power of sale, the following described property located in Carver County,
                                                                ------
Minnesota: Lot 11, Block 3, AUTUMN WOODS EAST




which has the address of 2863 Timberview Trail, Chaska, Minnesota    55318
                         -----------------------------            -----------
("Property Address");              [Street]  [city]                 Zip Code




/s/ RVD              /s/ KAD
    ---                  ---
    RVD                  KAD

     TOGETHER WITH all the improvements now or hereafter erected on the property, and all easements, appurtenances, and fixtures now or hereafter a part of the property. All replacements and additions shall also be covered by this Security Instrument. All of the foregoing is referred to in this Security Instrument as the "Property."

     BORROWER COVENANTS that Borrower is lawfully seized of the estate hereby conveyed and has the right to mortgage, grant and convey the Property and that the Property is unencumbered, except for encumbrances of record. Borrower warrants and will defend generally the title to the Property against all claims and demands, subject to any encumbrances of record.

     THIS SECURITY INSTRUMENT combines uniform covenants for national use and non-uniform covenants with limited variations by jurisdiction to constitute a uniform security instrument covering real property.

     UNIFORM COVENANTS. Borrower and Lender covenant and agree as follows:

     1. Payment of Principal and Interest; Prepayment and Late Charges. Borrower shall promptly pay when due the principal of and interest on the debt evidenced by the Note and any prepayment and late charges due under the Note.

     2. Funds for Taxes and Insurance. Subject to applicable law or to a written waiver by Lender, Borrower shall pay to Lender on the day monthly payments are due under the Note, until the Note is paid in full, a sum ("Funds") for: (a) yearly taxes and assessments which may attain priority over this Security Instrument as a lien on the Property; (b) yearly leasehold payments or ground rents on the Property, if any; (c) yearly hazard or property insurance premiums;
(d) yearly flood insurance premiums, if any; (e) yearly mortgage insurance premiums, if any; and (f) any sums payable by Borrower to Lender, in accordance with the provisions of paragraph 8. in lieu of the payment of mortgage insurance premiums. These items are called "Escrow Items". Lender may, at any time, collect and hold Funds in an amount not to exceed the maximum amount a lender for a federally related mortgage loan may require for Borrower's escrow account under the federal Real Estate Settlement Procedures Act of 1974 as amended from time to time, 12 U.S.C. (S) 2601 et seq. ("RESPA"), unless another law that applies to the Funds sets a lesser amount. If so, Lender may, at any time, collect and hold Funds in an amount not to exceed the lesser amount. Lender may estimate the amount of Funds due on the basis of current data and reasonable estimates of expenditures of future Escrow Items or otherwise in accordance with applicable law.

     The Funds shall be held in an institution whose deposits are insured by a federal agency, instrumentality, or entity (including Lender, if Lender is such an institution) or in any Federal Home Loan Bank. Lender shall apply the Funds to pay the Escrow Items. Lender may not charge Borrower for holding and applying the Funds, annually analyzing the escrow account, or verifying the Escrow Items, unless Lender pays Borrower interest on the Funds and applicable law permits Lender to make such a charge. However, Lender may require Borrower to pay a one-time charge for an independent real estate tax reporting service used by Lender in connection with this loan, unless applicable law provides otherwise. Unless an agreement is made or applicable law requires interest to be paid, Lender shall not be required to pay Borrower any interest or earnings on the Funds. Borrower and Lender may agree in writing, however, that interest shall be paid on the Funds. Lender shall give to Borrower, without charge, an annual accounting of the Funds, showing credits and debits to the Funds and the purpose for which each debit to the Funds was made. The Funds are pledged as additional security for all sums secured by this Security Instrument.

     If the Funds held by Lender exceed the amounts permitted to be held by applicable law, Lender shall account to Borrower for the excess Funds in accordance with the requirements of applicable law. If the amount of the Funds held by Lender at any time is not sufficient to pay the Escrow Items when due, Lender may so notify Borrower in writing, and, in such case Borrower shall pay to Lender the amount necessary to make up the deficiency. Borrower shall make up the deficiency in no more than twelve monthly payments, at Lender's sole discretion.

     Upon payment in full of all sums secured by this Security Instrument, Lender shall promptly refund to Borrower any Funds held by Lender. If, under paragraph 21, Lender shall acquire or sell the Property, Lender, prior to the acquisition or sale of the Property, shall apply any Funds held by Lender at the time of acquisition or sale as a credit against the sums secured by this Security Instrument.

     3. Application of Payments. Unless applicable law provides otherwise, all payments received by Lender under paragraphs 1 and 2 shall be applied: first, to any prepayment charges due under the Note; second, to amounts payable under paragraph 2; third, to interest due; fourth, to principal due; and last, to any late charges due under the Note.

     4. Charges; Liens. Borrower shall pay all taxes, assessments, charges, fines and impositions attributable to the Property which may attain priority over this Security Instrument, and leasehold payments or ground rents, if any. Borrower shall pay these obligations in the manner provided in paragraph 2, or if not paid in that manner, Borrower shall pay them on time directly to the person owed payment. Borrower shall promptly furnish to Lender all notices of amounts to be paid under this paragraph. If Borrower makes these payments directly, Borrower shall promptly furnish to Lender receipts evidencing the payments.

     Borrower shall promptly discharge any lien which has priority over this Security Instrument unless Borrower: (a) agrees in writing to the payment of the obligation secured by the lien in a manner acceptable to Lender; (b) contests in good faith the lien by, or defends against enforcement of the lien in, legal proceedings which in the Lender's opinion operate to prevent the enforcement of the lien; or (c) secures from the holder of the lien an agreement satisfactory to Lender subordinating the lien to this Security Instrument. If Lender determines that any part of the Property is subject to a lien which may attain priority over this Security Instrument, Lender may give Borrower a notice identifying the lien. Borrower shall satisfy the lien or take one or more of the actions set forth above within 10 days of the giving of notice.

     5. Hazard or Property Insurance. Borrower shall keep the improvements now existing or hereafter erected on the Property insured against loss by fire, hazards included within the term "extended coverage" and any other hazards, including floods or flooding.for which Lender requires insurance. This insurance shall be maintained in the amounts and for the periods that Lender requires. The insurance carrier providing the insurance shall be chosen by Borrower subject to Lender's approval which shall not be unreasonably withheld. If Borrower fails to maintain coverage described above. Lender may, at Lender's option, obtain coverage to protect Lender's rights in the Property in accordance with paragraph 7.
     All insurance policies and renewals shall be acceptable to Lender and shall include a standard mortgage clause. Lender shall have the right to hold the policies and renewals. If Lender requires, Borrower shall promptly give to Lender all receipts of paid premiums and renewal notices. In the event of loss Borrower shall give prompt notice to the insurance carrier and Lender. Lender may make proof of loss if not made promptly by Borrower.
     Unless Lender and Borrower otherwise agree in writing, insurance proceeds shall be applied to restoration or repair of the Property damaged, if the restoration or repair is economically feasible and Lender's security is not lessened. If the restoration or repair is not economically feasible or Lender's security would be lessened, the insurance proceeds shall be applied to the sums secured by this Security Instrument, whether or not then due, with any excess paid to Borrower. If Borrower abandons the Property, or does not answer within 30 days a notice from Lender that the insurance carrier has offered to settle a claim, then Lender may collect the insurance proceeds. Lender may use the proceeds to repair or restore the Property or to pay sums secured by this Security Instrument, whether or not then due. The 30-day period will begin when the notice is given.
     Unless Lender and Borrower otherwise agree in writing, any application of proceeds to principal shall not extend or postpone the due date of the monthly payments referred to in paragraphs 1 and 2 or change the amount of the payments. If under paragraph 21 the Property is acquired by Lender, Borrower's right to any insurance policies and proceeds resulting from damage to the Property prior to the acquisition shall pass to Lender to the extent of the sums secured by this Security Instrument immediately prior to the acquisition.

     6. Occupancy, Preservation, Maintenance and Protection of the Property; Borrower's Loan Application; Leaseholds. Borrower shall occupy, establish, and use the Property as Borrower's principal residence within sixty days after the execution of this Security Instrument and shall continue to occupy the Property as Borrower's principal residence for at least one year after the date of occupancy, unless Lender otherwise agrees in writing, which consent shall not be unreasonably withheld, or unless extenuating circumstances exist which are beyond Borrower's control. Borrower shall not destroy, damage or impair the Property, allow the Property to deteriorate, or commit waste on the Property. Borrower shall be in default if any forfeiture action or proceeding, whether civil or criminal, is begun that in Lender's good faith judgment could result in forfeiture of the Property or otherwise materially impair the lien created by this Security Instrument or Lender's security interest. Borrower may cure such a default and reinstate, as provided in paragraph 18, by causing the action or proceeding to be dismissed with a ruling that, in Lender's good faith determination, precludes forfeiture of the Borrower's interest in the Property or other material impairment of the lien created by this Security Instrument or Lender's security interest. Borrower shall also be in default if Borrower, during the loan application process, gave materially false or inaccurate information or statements to Lender (or failed to provide Lender with any material information) in connection with the loan evidenced by the Note, including, but not limited to, representations concerning Borrower's occupancy of the Property as a principal residence. If this Security Instrument is on a leasehold. Borrower shall comply with all the provisions of the lease. If Borrower acquires fee title to the Property, the leasehold and the fee title shall not merge unless Lender agrees to the merger in writing.

     7. Protection of Lender's Rights in the Property. If Borrower fails to perform the covenants and agreements contained in this Security Instrument or there is a legal proceeding that may significantly affect Lender's right in the Property (such as a proceeding in bankruptcy, probate, for condemnation or forfeiture or to enforce laws or regulations), then Lender may do and pay for whatever is necessary to protect the value of the Property and Lender's rights in the Property. Lender's actions may include paying any sums secured by a lien which has priority over this Security Instrument appearing in court, paying reasonable attorneys' fees and entering on the Property to make repairs . Although Lender may take action under this paragraph 7. Lender does not have to do so.
     Any amounts disbursed by Lender under this paragraph 7 shall become additional debt of Borrower secured by this Security Instrument. Unless Borrower and Lender agree to other terms of payment, these amounts shall bear interest from the date of disbursement at the Note rate and shall be payable, with interest, upon notice from Lender to Borrower requesting payment.

     8. Mortgage Insurance. If Lender required mortgage insurance as a condition of making the loan secured by this Security Instrument. Borrower shall pay the premiums required to maintain the mortgage insurance in effect, If, for any reason, the mortgage insurance coverage required by Lender lapses or ceases to be in effect. Borrower shall pay the premiums required to obtain coverage substantially equivalent to the mortgage insurance previously in effect, at a cost substantially equivalent to the cost to Borrower of the mortgage insurance previously in effect, from an alternate mortgage insurer approved by Lender. If substantially equivalent mortgage insurance coverage is not available, Borrower shall pay to Lender each month a sum equal to one-twelfth of the yearly mortgage insurance premium being paid by Borrower when the insurance coverage lapsed or ceased to be in effect Lender will accept, use and retain these payments as a loss reserve in lieu of mortgage insurance. Loss reserve payments may no longer be required, at the option of Lender, if mortgage insurance coverage (in the amount and for the period that Lender requires) provided by an insurer approved by Lender again becomes available and is obtained. Borrower shall pay the premiums required to maintain mortgage insurance in effect, or to provide a loss reserve, until the requirement for mortgage insurance ends in accordance with any written agreement between Borrower and Lender or applicable law.

     9. Inspection. Lender or its agent may make reasonable entries upon and inspections of the Property. Lender shall give Borrower notice at the time of or prior to an inspection specifying reasonable cause for the inspection.

     10. Condemnation. The proceeds of any award or claim for damages, direct or consequential, in connection with any condemnation or other taking of any part of the Property, or for conveyance in lieu of condemnation, are hereby assigned and shall be paid to Lender.

     In the event of a total taking of the Property, the proceeds shall be applied to the sums secured by this Security Instrument, whether or not then due, with any excess paid to Borrower. In the event of a partial taking of the Property in which the fair market value of the Property immediately before the taking is equal to or greater than the amount of the sums secured by this Security Instrument immediately before the taking, unless Borrower and Lender otherwise agree in writing, the sums secured by this Security Instrument shall be reduced by the amount of the proceeds multiplied by the following fraction:
(a) the total amount of the sums secured immediately before the taking, divided by (b) the fair market value of the Property immediately before the taking. Any balance shall be paid to Borrower. In the event of a partial taking of the Property in which the fair market value of the Property immediately before the taking is less than the amount of the sums secured immediately before the taking, unless Borrower and Lender otherwise agree in writing or unless applicable law otherwise provides, the proceeds shall be applied to the sums secured by this Security Instrument whether or not the sums are then due.

     If the Property is abandoned by Borrower, or if, after notice by Lender to Borrower that the condemnor offers to make an award or settle a claim for damages, Borrower fails to respond to Lender within 30 days after the date the notice is given. Lender is authorized to collect and apply the proceeds, at its option, either to restoration or repair of the Property or to the sums secured by this Security Instrument, whether or not then due.

     Unless Lender and Borrower otherwise agree in writing, any application of proceeds to principal shall not extend or postpone the due date of the monthly payments referred to in paragraphs 1 and 2 or change the amount of such payments.

     11. Borrower Not Released; Forbearance By Lender Not a Waiver. Extension of the time for payment or modification of amortization of the sums secured by this Security Instrument granted by Lender to any successor in interest of Borrower shall not operate to release the liability of the original Borrower or Borrower's successors in interest. Lender shall not be required to commence proceedings against any successor in interest or refuse to extend time for payment or otherwise modify amortization of the sums secured by this Security Instrument by reason of any demand made by the original Borrower or Borrower's successors in interest. Any forbearance by Lender in exercising any right or remedy shall not be a waiver of or preclude the exercise of any right or remedy.

     12. Successors and Assigns Bound; Joint and Several Liability; Co-signers. The covenants and agreements of this Security Instrument shall bind and benefit the successors and assigns of Lender and Borrower, subject to the provisions of paragraph 17. Borrower's covenants and agreements shall be joint and several. Any Borrower who co-signs this Security Instrument but does not execute the
Note: (a) is co-signing this Security Instrument only to mortgage, grant and convey that Borrower's interest in the Property under the terms of this Security
Instrument: (b) is not personally obligated to pay the sums secured by this Security Instrument; and (c) agrees that Lender and any other Borrower may agree to extend, modify, forbear or make any accommodations with regard to the terms of this Security Instrument or the Note without that Borrower's consent.

     13. Loan Charges. If the loan secured by this Security Instrument is subject to a law which sets maximum loan charges, and that law is finally interpreted so that the interest or other loan charges collected or to be collected in connection with the loan exceed the permitted limits, then: (a) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (b) any sums already collected from Borrower which exceeded permitted limits will be refunded to Borrower. Lender may choose to make this refund by reducing the principal owed under the Note or by making a direct payment to Borrower. If a refund reduces principal, the reduction will be treated as a partial prepayment without any prepayment charge under the Note.

     14. Notices. Any notice to Borrower provided for in this Security Instrument shall be given by delivering it or by mailing it by first class mail unless applicable law requires use of another method. The notice shall be directed to the Property Address or any other address Borrower designates by notice to Lender. Any notice to Lender shall be given by first class mail to Lender's address stated herein or any other address Lender designates by notice to Borrower. Any notice provided for in this Security Instrument shall be deemed to have been given to Borrower or Lender when given as provided in this paragraph.

     15. Governing Law; Severability. This Security Instrument shall be governed by federal law and the law of the jurisdiction in which the Property is located. In the event that any provision or clause of this Security Instrument or the Note conflicts with applicable law, such conflict shall not affect other provisions of this Security Instrument or the Note which can be given effect without the conflicting provision. To this end the provisions of this Security Instrument and the Note are declared to be severable.

     16. Borrower's Copy. Borrower shall be given one conformed copy of the Note and of this Security Instrument.

     17. Transfer of the Property or a Beneficial Interest in Borrower. If all or any part of the Property or any interest in it is sold or transferred (or if a beneficial interest in Borrower is sold or transferred and Borrower is not a natural person) without Lender's prior written consent, Lender may, at its option, require immediate payment in full of all sums secured by this Security Instrument. However, this option shall not be exercised by Lender if exercise is prohibited by federal law as of the date of this Security Instrument.

     If Lender exercises this option, Lender shall give Borrower notice of acceleration. The notice shall provide a period of not less than 30 days from the date the notice is delivered or mailed within which Borrower must pay all sums secured by this Security Instrument. If Borrower fails to pay these sums prior to the expiration of this period, Lender may invoke any remedies permitted by this Security Instrument without further notice or demand on Borrower.


                                                           /s/ RVD       /s/ KAD
                                                           -------       -------

     18. Borrower's Right to Reinstate. If Borrower meets certain conditions, Borrower shall have the right to have enforcement of this Security Instrument discontinued at any time prior to the earlier of: (a) 5 days (or such other period as applicable law may specify for reinstatement) before sale of the Property pursuant to any power of sale contained in this Security Instrument; or
(b) entry of a judgment enforcing this Security Instrument. Those conditions are that Borrower; (a) pays Lender all sums which then would be due under this Security Instrument and the Note as if no acceleration had occurred; (b) cures any default of any other covenants or agreements; (c) pays all expenses incurred in enforcing this Security Instrument, including, but not limited to, reasonable attorneys' fees; and (d) takes such action as Lender may reasonably require to assure that the lien of this Security Instrument, Lender's rights in the Property and Borrower's obligation to pay the sums secured by this Security Instrument shall continue unchanged. Upon reinstatement by Borrower, this Security Instrument and the obligations secured hereby shall remain fully effective as if no acceleration had occurred. However, this right to reinstate shall not apply in the case of acceleration under paragraph 17.

     19. Sale of Note; Change of Loan Servicer. The Note or a partial interest in the Note (together with this Security Instrument) may be sold one or more times without prior notice to Borrower. A sale may result in a change in the entity (known as the "Loan Servicer") that collects monthly payments due under the Note and this Security Instrument. There also may be one or more changes of the Loan Servicer unrelated to a sale of the Note. If there is a change of the Loan Servicer, Borrower will be given written notice of the change in accordance with paragraph 14 above and applicable law. The notice will state the name and address of the new Loan Servicer and the address to which payments should be made. The notice will also contain any other information required by applicable law.

     20. Hazardous Substances. Borrower shall not cause or permit the presence, use, disposal, storage, or release of any Hazardous Substances on or in the Property. Borrower shall not do, nor allow anyone else to do, anything affecting the Property that is in violation of any Environmental Law. The preceding two sentences shall not apply to the presence, use, or storage on the Property of small quantities of Hazardous Substances that are generally recognized to be appropriate to normal residential uses and to maintenance of the Property.

     Borrower shall promptly give Lender written notice of any investigation, claim, demand, lawsuit or other action by any governmental or regulatory agency or private party involving the Property and any Hazardous Substance or Environmental Law of which Borrower has actual knowledge. If Borrower learns, or is notified by any governmental or regulatory authority, that any removal or other remediation of any Hazardous Substance affecting the Property is necessary, Borrower shall promptly take all necessary remedial actions in accordance with Environmental Law.

     As used in this paragraph 20, "Hazardous Substances" are those substances defined as toxic or hazardous substances by Environmental Law and the following substances: gasoline, kerosene, other flammable or toxic petroleum products, toxic pesticides and herbicides, volatile solvents materials containing asbestos or formaldehyde and radioactive materials. As used in this paragraph 20, "Environmental Law" means federal laws and laws of the jurisdiction where the Property is located that relate to health, safety or environmental protection.

     NON-UNIFORM COVENANTS. Borrower and Lender further covenant and agree as follows:

     21. Acceleration; Remedies. Lender shall give notice to Borrower prior to acceleration following Borrower's breach of any covenant or agreement in this Security Instrument (but not prior to acceleration under paragraph 17 unless applicable law provides otherwise). The notice shall specify; (a) the default;
(b) the action required to cure the default; (c) a date, not less than 30 days from the date the notice is given to Borrower, by which the default must be cured; and (d) that failure to cure the default on or before the date specified in the notice may result in acceleration of the sums secured by this Security Instrument and sale of the Property. The notice shall further inform Borrower of the right to reinstate after acceleration and the right to bring a court action to assert the non-existence of a default or any other defense of Borrower to acceleration and sale. If the default is not cured on or before the date specified in the notice, Lender at its option may require immediate payment in full of all sums secured by this Security Instrument without further demand and may invoke the power of sale and any other remedies permitted by applicable law. Lender shall be entitled to collect all expenses incurred in pursuing the remedies provided in this paragraph 21, including, but not limited to reasonable attorneys' fees.

     If Lender invokes the power of sale Lender shall cause a copy of a notice of sale to be served upon any person in possession of the Property. Lender shall publish a notice of sale, and the Property shall be sold at public auction in the manner prescribed by applicable law. Lender or its designee may purchase the Property at any sale. The proceeds of the sale shall be applied in the following order: (a) to all expenses of the sale, including but not limited to reasonable attorneys' fees; (b) to all sums secured by this Security Instrument; and (c) any excess to the person or persons legally entitled to it.

     22. Release. Upon payment of all sums secured by this Security Instrument, Lender shall discharge this Security Instrument without charge to Borrower. Borrower shall pay any recordation costs.

     23. Waiver of Homestead. Borrower waives all right of homestead exemption in the Property.

     24. Interest on Advances. The interest rate on advances made by Lender under paragraph 7 shall not exceed the maximum rate allowed by applicable law.

     25. Riders to this Security Instrument. If one or more riders are executed by Borrower and recorded together with this Security Instrument, the covenants and agreements of each such rider shall be incorporated into and shall amend and supplement the covenants and agreements of this Security Instrument as if the rider(s) were a part of this Security Instrument. [Check applicable box(es)]

     [_] Adjustable Rate Rider         [_] Condominium Rider                   [_] 1-4 Family Rider
     [_] Graduated Payment Rider       [_] Planned Unit Development Rider      [_] Biweekly Payment Rider
     [_] Balloon Rider                 [_] Rate Improvement Rider              [_] Second Home Rider
     [_] Other(s) [specify]

     BY SIGNING BELOW, Borrower accepts and agrees to the terms and covenants contained in this Security Instrument and in any rider(s) executed by Borrower and recorded with it.

                                        /s/ R. V. Davidson
                                        ------------------------------- (Seal)
                                        Robert V. Davidson             Borrower

                                        Social Security Number 585667085
                                                               ---------


                                        /s/ Karin A. Davidson
                                        ------------------------------- (Seal)
                                        Karin A. Davidson              Borrower

                                        Social Security Number ###-##-####
                                                               -----------


------------------[Space Below This Line For Acknowledgement]-------------------


STATE OF CALIFORNIA
County of   Orange
         ------------


This instrument was acknowledged before me this July 30th, 2001 (date) by
                                                ---------------
Robert Davidson
---------------

--------------------------------------------------------------------------------
                         [Name of Person Acknowledged]


My Commission Expires:

                                   /s/ Jennifer Lee
                                   ---------------------------------------------
                                                [Notary Public]


This instrument was prepared by Wilson Sonsini Goodrich & Rosati, of
                                --------------------------------
Palo Alto, California.
---------


                                    [STAMP]

MD Farm No. 1003-Certificate of Acknowledgement  Miller-Davis Co., St. Paul, MN
--------------------------------------------------------------------------------

STATE OF MINNESOTA       )
 COUNTY OF CARVER        )ss
                         )

     On this                  July 31, 2001                      , before me
                                  (Date)

a         notary public     within and for said Country, personally appeared

Karin A. Davidson, wife of Robert V. Davidson

to me known to be the person described in, and who executed the foregoing instrument, and acknowledged that she executed the same as her free act and deed.


                                                       /s/ Susan M. Sipper
                                                       -------------------
                                                          Susan M. Sipper

[STAMP]